As filed with the Securities and Exchange Commission on March 26, 2004

Registration No. 333-108563

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

NUVELO, INC.

(Exact name of registrant as specified in its charter)

Delaware	363855489
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

675 Almanor Avenue

Sunnyvale, California 94085

(408) 215-4000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

NUVELO, INC. 2002 EQUITY INCENTIVE PLAN

MISCELLANEOUS STOCK OPTION AGREEMENTS

(Full Title of the Plan)

Ted W. Love

President and Chief Executive Officer

Nuvelo, Inc.

675 Almanor Avenue

Sunnyvale, California 94085

(408) 215-4000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Alan C. Mendelson, Esq.

LATHAM & WATKINS LLP

135 Commonwealth Drive

Menlo Park, California 94025

(650) 328-4600

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code for Agent for Service)

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-108563) (the “Registration Statement”), is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the “Securities Act”), by Nuvelo, Inc., a Delaware corporation (“Nuvelo Delaware” or the “Registrant”), which is the successor to Nuvelo, Inc., a Nevada corporation (“Nuvelo Nevada”), following a statutory merger effective on March 25, 2004 (the “Merger”) effected for the purpose of changing Nuvelo Nevada’s state of incorporation to Delaware. Prior to the Merger, Nuvelo Delaware had no assets or liabilities other than nominal assets or liabilities. In connection with the Merger, Nuvelo Delaware succeeded by operation of law to all of the assets and liabilities of Nuvelo Nevada. The Merger was approved by the shareholders of Nuvelo Nevada at a meeting for which proxies were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Pursuant to Rule 414(d) promulgated under the Securities Act, the Registrant hereby adopts the Registration Statement as its own registration statement for all purposes of the Securities Act and the Exchange Act. Moreover, the Registrant hereby amends and restates the following Items of the Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation by Reference

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, or the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s public reference rooms at 450 Fifth Street, N.W., Washington, D.C., 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference rooms. Our SEC filings are also available at the SEC’s web site at www.sec.gov.

The SEC allows us to “incorporate by reference” information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this Post-Effective Amendment No. 1, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

•	our annual report on Form 10-K for the fiscal year ended December 31, 2003, filed with the SEC on March 12, 2004;

•	our current report on Form 8-K, filed with the SEC on February 4, 2003, as amended on Form 8-K/A filed with the SEC on February 14, 2003, and as further amended on Form 8-K/A filed with the SEC on July 3, 2003; and

•	our current report on Form 8-K, filed with the SEC on March 26, 2004.

We will provide to you at no cost a copy of any and all of the information incorporated by reference into the registration statement of which this prospectus is a part. You may make a request for copies of this information in writing or by telephone. Requests should be directed to:

Nuvelo, Inc.

Attention: Peter S. Garcia

675 Almanor Avenue

Sunnyvale, CA 94085

(408) 215-4000

Item 6.	Indemnification of Directors and Officers

The Registrant is incorporated under the laws of the State of Delaware. As permitted by Section 102 of the Delaware General Corporation Law, the Registrant has adopted provisions in its amended and restated certificate of incorporation and its bylaws that limit or eliminate the personal liability of the Registrant’s directors for a breach of their fiduciary duty of care as a director. The duty of care generally requires that, when acting on behalf of the corporation, directors exercise an informed business judgment based on all material information reasonably available to them. Consequently, a director will not be personally liable to the Registrant or its stockholders for monetary damages or breach of fiduciary duty as a director, except for liability for:

•	any breach of the director’s duty of loyalty to the Registrant or its stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	any act related to unlawful stock repurchases, redemptions or other distributions or payment of dividends; or

•	any transaction from which the director derived an improper personal benefit.

These limitations of liability do not affect the availability of equitable remedies such as injunctive relief or rescission. The Registrant’s amended and restated certificate of incorporation also authorizes the Registrant to indemnify its officers, directors and other agents to the fullest extent permitted under Delaware law.

As permitted by Section 145 of the Delaware General Corporation Law, the Registrant’s bylaws provide that:

•	the Registrant may indemnify its directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions;

•	the Registrant may advance expenses to its directors, officers and employees in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions; and

•	the rights provided in the Registrant’s bylaws are not exclusive.

The Registrant’s amended and restated certificate of incorporation and its bylaws provide for the indemnification provisions described above. In addition, the Registrant has entered into separate indemnification agreements with its directors and officers which may be broader than the specific indemnification provisions contained in the Delaware General Corporation Law. These indemnification agreements may require the Registrant, among other things, to indemnify its officers and directors against liabilities that may arise by reason of their status or service as directors or officers, other than liabilities arising from willful misconduct. These indemnification agreements also may require the Registrant to advance any expenses incurred by the directors or officers as a result of any proceeding against them as to which they could be indemnified.

The Registrant also maintains liability insurance for its officers and directors, and has entered into indemnification agreements with them.

Item 8.	Exhibits

The following exhibits are filed herewith or incorporated herein by reference:

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of March 19, 2004, between Nuvelo, Inc., a Delaware corporation, and Nuvelo, Inc., a Nevada corporation.(1)

3.1	Amended and Restated Certificate of Incorporation of the Registrant.(1)

3.2	By-Laws of the Registrant.(1)

4.1	Form of Nuvelo, Inc. Common Stock Certificate.(1)

4.2	Rights Agreement between Hyseq, Inc. and U.S. Stock Transfer Corporation dated June 5, 1998.(2)

4.3	Amendment to Rights Agreement, dated as of November 9, 2002, between Hyseq, Inc. and U.S. Stock Transfer Corporation.(3)

4.4	Amendment to Rights Agreement, dated as of March 19, 2004, between Nuvelo, Inc. and U.S. Stock Transfer Corporation.(1)

4.5	Certificate of Designations of Series A Junior Participating Preferred Stock.(1)

4.6	Nuvelo, Inc. 2002 Equity Incentive Plan.(5)

4.7	Form of Non-Stockholder Approved Option Agreement for Officers.(6)

4.8	Stock Option Agreement, dated as of August 21, 2001, between Hyseq, Inc. and Dr. George B. Rathmann.(7)

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

23.2	Consent of KPMG LLP, Independent Auditors.

23.3	Consent of PricewaterhouseCoopers LLP, Independent Accountants.

24.1	Powers of Attorney.(4)

(1)	Incorporated herein by reference to the Registrant’s Current Report on Form 8-K dated March 26, 2004.
(2)	Previously filed with the SEC as an Exhibit to and incorporated herein by reference from Hyseq’s Form 8-K, filed on July 31, 1998, File No. 000-22873.
(3)	Previously filed as an Exhibit to and incorporated herein by reference from Hyseq’s Registration Statement on Form S-4, filed on November 27, 2002, File No. 333-101503.
(4)	Previously filed with the SEC and incorporated by reference from our Registration Statement on Form S-8, filed on September 5, 2003, File No. 333-108563.
(5)	Previously filed as an Appendix to and incorporated herein by reference to Hyseq’s Definitive Proxy Statement on Schedule 14A, filed on June 13, 2002, File No. 000-22873.
(6)	Previously filed as an Exhibit to Hyseq’s Annual Report on Form 10-K/A for the year ended December 31, 2001, filed on May 9, 2002, File No. 000-22873.
(7)	Previously filed as an Exhibit to and incorporated herein by reference to Hyseq’s Annual Report on Form 10-K for the year ended December 31, 2001, filed on April 1, 2002, File No. 000-22873.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on this 26th day of March 2004.

Nuvelo, Inc.

By:	/s/ Ted W. Love

Ted W. Love, M.D. President, Chief Executive Officer and Director

POWER OF ATTORNEY

We, the undersigned officers and directors of Nuvelo, Inc., and each of us, do hereby constitute and appoint each and any of Ted W. Love and Peter S. Garcia, our true and lawful attorney and agent, with full power of substitution and resubstitution, to do any and all acts and things in our name and behalf in any and all capacities and to execute any and all instruments for us in our names, in connection with this registration statement or any registration statement for the same offering that is to be effective upon filing under the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto; and we hereby ratify and confirm all that said attorney and agent, or his substitute, shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and as of the dates indicated.

Signature	Title	Date

/s/ Ted W. Love* Dr. Ted Love	Chief Executive Officer and Director	March 26, 2004

/s/ Peter S. Garcia Peter S. Garcia	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	March 26, 2004

/s/ George B. Rathmann* Dr. George B. Rathmann	Chairman of the Board of Directors	March 26, 2004

/s/ Dr. Philippe O. Chambon* Dr. Philippe O. Chambon	Director	March 26, 2004

/s/ Mark L. Perry Mark L. Perry	Director	March 26, 2004

/s/ Mary K. Pendergast Mary K. Pendergast	Director	March 26, 2004

/s/ Martin A. Vogelbaum Martin A. Vogelbaum	Director	March 26, 2004

/s/ Barry L. Zubrow Barry L. Zubrow	Director	March 26, 2004

*By: /s/ Peter S. Garcia Attorney in Fact

INDEX TO EXHIBITS

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of March 19, 2004, between Nuvelo, Inc., a Delaware corporation, and Nuvelo, Inc., a Nevada corporation.(1)

3.1	Amended and Restated Certificate of Incorporation of the Registrant.(1)

3.2	By-Laws of the Registrant.(1)

4.1	Form of Nuvelo, Inc. Common Stock Certificate.(1)

4.2	Rights Agreement between Hyseq, Inc. and U.S. Stock Transfer Corporation dated June 5, 1998.(2)

4.3	Amendment to Rights Agreement, dated as of November 9, 2002, between Hyseq, Inc. and U.S. Stock Transfer Corporation.(3)

4.4	Amendment to Rights Agreement, dated as of March 19, 2004, between Nuvelo, Inc. and U.S. Stock Transfer Corporation.(1)

4.5	Certificate of Designations of Series A Junior Participating Preferred Stock.(1)

4.6	Nuvelo, Inc. 2002 Equity Incentive Plan.(5)

4.7	Form of Non-Stockholder Approved Option Agreement for Officers.(6)

4.8	Stock Option Agreement, dated as of August 21, 2001, between Hyseq, Inc. and Dr. George B. Rathmann.(7)

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

23.2	Consent of KPMG LLP, Independent Auditors.

23.3	Consent of PricewaterhouseCoopers LLP, Independent Accountants.

24.1	Powers of Attorney.(4)

(1)	Incorporated herein by reference to the Registrant’s Current Report on Form 8-K dated March 26, 2004.
(2)	Previously filed with the SEC as an Exhibit to and incorporated herein by reference from Hyseq’s Form 8-K, filed on July 31, 1998, File No. 000-22873.
(3)	Previously filed as an Exhibit to and incorporated herein by reference from Hyseq’s Registration Statement on Form S-4, filed on November 27, 2002, File No. 333-101503.
(4)	Previously filed with the SEC and incorporated by reference from our Registration Statement on Form S-8, filed on September 5, 2003, File No. 333-108563.
(5)	Previously filed as an Appendix to and incorporated herein by reference to Hyseq’s Definitive Proxy Statement on Schedule 14A, filed on June 13, 2002, File No. 000-22873.
(6)	Previously filed as an Exhibit to Hyseq’s Annual Report on Form 10-K/A for the year ended December 31, 2001, filed on May 9, 2002, File No. 000-22873.
(7)	Previously filed as an Exhibit to and incorporated herein by reference to Hyseq’s Annual Report on Form 10-K for the year ended December 31, 2001, filed on April 1, 2002, File No. 000-22873.